Pursuant to Rule 424(b)(7)

Registration No. 333-178639

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	1,453,489 shares	$52.81	$76,758,755	$8,796.56

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on $52.81 per share of common stock as the average of the high and low prices of the shares reported on the New York Stock Exchange on February 27, 2012.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 (the “Securities Act”).

Prospectus Supplement

(To Prospectus Dated December 20, 2011)

1,453,489 Shares

Visteon Corporation

Common Stock

This prospectus supplement relates to the resale from time to time of up to 1,453,489 shares of our common stock, par value $0.01 per share, by or on behalf of Visteon Defined Benefit Master Trust (the “Selling Stockholder”), a trust that holds the assets of a certain defined benefit pension plans of Visteon, upon the instructions of Evercore Trust Company, N.A., or its successor, the independent investment manager appointed to manage the shares of common stock.

The Selling Stockholder may sell the shares of common stock being offered by this prospectus supplement from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus supplement under “Plan of Distribution.” The Selling Stockholder may sell the shares, in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not receive any of the proceeds from the sale of the common stock offered by this prospectus supplement and we will not be paying any discounts or commissions in this offering.

Our common stock is listed on the New York Stock Exchange under the symbol “VC.” On February 27, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $53.56 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 29, 2012

Prospectus Supplement

In making your investment decision, you should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstance imply that the information in or incorporated by reference in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents By Reference” in this prospectus supplement.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Visteon,” “we,” “us” and “our” and similar terms refer to Visteon Corporation and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Visteon Corporation.

We emerged from bankruptcy protection and adopted fresh-start accounting on October 1, 2010 (the “Effective Date”). We became a new entity for financial reporting purposes as of the Effective Date. Therefore, the consolidated financial statements for the reporting entity subsequent to the Effective Date (the “Successor”) are not comparable to the consolidated financial statements for the reporting entity prior to the Effective Date (the “Predecessor”). Additional details regarding the adoption of fresh-start accounting are included in our 2011 Annual Report on Form 10-K.

RISK FACTORS

Investing in our common stock involves risk. If any of the risks described below or in any document incorporated by reference herein actually occurs, our business, financial condition and results of operations would likely suffer. In that event, the market price of our common stock could decline and an investor in our common stock could lose all or part of their investment. You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC, which is incorporated by reference in this prospectus. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Fresh Start Accounting

Information contained in our historical financial statements will not be comparable to the information contained in our financial statements after the application of fresh start accounting.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 reflects the consummation of the Plan of Reorganization and the adoption of fresh start accounting. As a result, our financial statements from and after the Effective Date will not be comparable to our financial statements for prior periods. This will make it difficult for stockholders to assess our performance in relation to prior periods.

Risks Related to Ownership of Our Common Stock

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series.

The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock. These risks include those described or referred to in this “Risk Factors” section and in the other documents incorporated herein by reference as well as, among other things:

•	our operating and financial performance and prospects;

•	our ability to repay our debt;

•	our access to financial and capital markets to refinance our debt or replace the existing credit facilities;

•	investor perceptions of us and the industry and markets in which we operate;

•	our dividend policy;

•	future sales of equity or equity-related securities;

•	changes in earnings estimates or buy/sell recommendations by analysts; and

•	general financial, domestic, economic and other market conditions.

Certain provisions of our corporate documents and the laws of the State of Delaware as well as change of control provisions in our debt and other agreements could delay or prevent a change of control, even if that change would be beneficial to stockholders, or could have a material negative impact on our business.

Certain provisions in our second amended and restated certificate of incorporation and credit facility agreements may have the effect of deterring transactions involving a change in control of us, including transactions in which stockholders might receive a premium for their shares.

Our second amended and restated certificate of incorporation provides for the issuance of up to 50,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. The authorization of preferred shares empowers our board of directors, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. If issued, the preferred stock could also dilute the holders of our common stock and could be used to discourage, delay or prevent a change of control.

If the common stock is listed on a national securities exchange or held of record by more than 2,000 holders, we will be subject to the anti-takeover provisions of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control in some circumstances.

Our credit facility agreements contain provisions pursuant to which it is an event of default if any “person” or “group of persons” becomes the beneficial owner of more than 51% of our common stock. This could deter certain parties from seeking to acquire us and if any “person” or “group of persons” were to become the beneficial owner of more than 51% of our common stock, we would not be able to repay such indebtedness.

All of these factors could materially adversely affect the price of our common stock.

Our operations may be restricted by the terms of our credit facility agreements.

Our credit facility agreements include a number of significant restrictive covenants. These covenants could impair our financing and operational flexibility and make it difficult for us to react to market conditions and satisfy our ongoing capital needs and unanticipated cash requirements. Specifically, such covenants may restrict our ability and, if applicable, the ability of our subsidiaries to, among other things:

•	incur additional debt;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	limit dividends or other payments by our restricted subsidiaries to us;

•	use assets as security in other transactions;

•	pay dividends on our common stock or repurchase our equity interests;

•	sell certain assets or merge with or into other companies;

•	guarantee the debts of others;

•	enter into new lines of business;

•	make capital expenditures;

•	prepay, redeem or exchange our debt; and

•	form any joint ventures or subsidiary investments.

In addition, our credit facility agreements require us to periodically meet various financial ratios and tests, including maximum capital expenditure, maximum leverage, minimum excess availability and minimum interest coverage levels. These financial covenants and tests could limit our ability to react to market conditions or satisfy extraordinary capital needs and could otherwise restrict our financing and operations.

Our ability to comply with the covenants and other terms of our credit facility agreements will depend on our future operating performance. If we fail to comply with such covenants and terms, we would be required to obtain waivers from our lenders to maintain compliance under such agreements. If we are unable to obtain any necessary waivers and the debt under our credit facility agreements is accelerated, it would have a material adverse effect on our financial condition and future operating performance.

Offerings of debt, which would be senior to our common stock upon liquidation, or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may increase our capital resources or raise additional capital by making additional offerings of debt, such as senior or subordinated notes, or by offering preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our second amended and restated certificate of incorporation authorizes our board of directors to issue preferred stock without shareholder approval. Our board of directors also has the power, without shareholder approval, subject to our second amended and restated certificate of incorporation, to set the terms of any such preferred stock that may be issued, including the preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Risks Related to Our Business and Industry

Please see “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference herein, for additional risk factors related to investing in our common stock, our business and our industry.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and other words and terms of similar meaning in connection with discussions of future operating or financial performance signify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and estimates, which are subject to risks and uncertainties including those discussed under the heading “Risk Factors” and elsewhere in this prospectus. Accordingly, undue reliance should not be placed on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the date the statement is made and qualify all of our forward-looking statements by these cautionary statements.

You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements, including:

•

our ability to satisfy future capital and liquidity requirements, including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us, our ability to comply with applicable covenants and the continuation of acceptable supplier payment terms;

•

our ability to satisfy pension and other postretirement employee benefit obligations, and to retire outstanding debt and satisfy other contractual commitments, all at the levels and times planned by management;

•	our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost effective basis;

•	changes in the operations (including products, product planning and part sourcing), financial condition, results of operations or market share of our customers;

•	changes in vehicle production volume of our customers in the markets where we operate, and in particular changes in Ford’s and Hyundai Kia’s vehicle production volumes and platform mix;

•	increases in commodity costs or disruptions in the supply of commodities, including steel, resins, aluminum, copper, fuel and natural gas;

•

our ability to generate cost savings to offset or exceed agreed upon price reductions or price reductions to win additional business and, in general, improve operating performance; to achieve the benefits of restructuring actions; and to recover engineering and tooling costs and capital investments;

•

our ability to compete favorably with automotive parts suppliers with lower cost structures and greater ability to rationalize operations; and to exit non-performing businesses on satisfactory terms, particularly due to limited flexibility under existing labor agreements;

•

restrictions in labor contracts with unions that restrict our ability to close plants, divest unprofitable, noncompetitive businesses, change local work rules and practices at a number of facilities and implement cost-saving measures;

•

the costs and timing of facility closures or dispositions, business or product realignments, or similar restructuring actions, including potential asset impairment or other charges related to the implementation of these actions or other adverse industry conditions and contingent liabilities;

•	significant changes in the competitive environment in the major markets where we procure materials, components or supplies or where our products are manufactured, distributed or sold;

•

legal and administrative proceedings, investigations and claims, including stockholder class actions, inquiries by regulatory agencies, product liability, warranty, employee-related, environmental and safety claims and any recalls of products manufactured or sold by us;

•

changes in economic conditions, currency exchange rates, changes in foreign laws, regulations or trade policies or political stability in foreign countries where we procure materials, components or supplies or where products are manufactured, distributed or sold;

•

shortages of materials or interruptions in transportation systems, labor strikes, work stoppages or other interruptions to or difficulties in the employment of labor in the major markets where we purchase materials, components or supplies to manufacture our products or where our products are manufactured, distributed or sold;

•

changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets;

•	possible terrorist attacks or acts of war, which could exacerbate other risks such as slowed vehicle production, interruptions in the transportation system or fuel prices and supply;

•	the cyclical and seasonal nature of the automotive industry;

•	our ability to comply with environmental, safety and other applicable regulations and any increase in the requirements, responsibilities and associated expenses and expenditures of these regulations;

•

our ability to protect our intellectual property rights, and to respond to changes in technology and technological risks and to claims by others that we have infringed their intellectual property rights;

•	our ability to quickly and adequately remediate control deficiencies in internal control over financial reporting; and

•	other factors, risks and uncertainties detailed from time to time in our Securities and Exchange Commission (“SEC”) filings.

INDUSTRY AND MARKET DATA

Certain market and industry data included or incorporated by reference in this prospectus supplement and in the accompanying prospectus has been obtained from third party sources. We did not commission any publications or reports. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and the third party sources referred to above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement as well as those listing under the headings “Risk Factors” and “Forward-Looking Statements” in the documents enumerated under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus supplement will be sold by the Selling Stockholder for its own account. We will not receive any proceeds from the sale of the shares by the Selling Stockholder.

SELLING STOCKHOLDER

On January 9, 2012, we entered into an agreement to contribute an aggregate of 1,453,489 shares of our common stock to the Selling Stockholder, a tax-qualified trust that holds the assets of a certain defined benefit pension plans of Visteon. The plans are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This prospectus supplement covers the resale from time to time by the Selling Stockholder of up to the total number of shares so contributed in the manner contemplated under “Plan of Distribution.”

The shares of common stock are held by the Visteon Defined Benefit Master Trust, One Village Center Drive, Van Buren, Michigan 48111, in a segregated investment account. Evercore Trust Company, N.A., in its capacity as an independent, third-party investment fiduciary with respect to the assets held in the segregated investment account, has been appointed as independent investment manager to direct the disposition of the shares of common stock. The independent investment manager has sole discretionary authority, subject to general investment guidelines approved by the Visteon Defined Benefit Plan Committee, to act on behalf of the Visteon Defined Master Trust with respect to the assets held in the segregated account. The Visteon Defined Benefit Plan Investment Committee has the power to revoke the appointment of the independent investment manager and appoint a new independent investment manager or to change the scope of the appointment of the independent investment manager.

Pursuant to the registration rights agreement between us, the Selling Stockholder and the independent investment manager dated as of January 9, 2012, we agreed, among other things, to supplement our shelf registration statement of which the accompanying prospectus is a part with this prospectus supplement to register the disposition from time to time of the shares contributed to the Selling Stockholder.

The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus supplement from time to time. Because the Selling Stockholder may sell, transfer or otherwise dispose of all or a portion of the shares of common stock covered by this prospectus supplement in separate transactions from time to time, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder in any particular offering or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”

Based upon information provided to us by the Selling Stockholder, the 1,453,489 shares contributed by us to the Selling Stockholder on January 9, 2012 are the only shares of common stock beneficially owned by the Selling Stockholder as of that date.

DESCRIPTION OF THE SECURITIES OFFERED

The Selling Stockholder may offer from time to time up to 1,453,489 shares of our common stock, par value $0.01 per share. Our common stock is listed on the NYSE and trades under the symbol “VC.” As of February 22, 2012, we had 250,000,000 shares of authorized common stock, of which 52,902,221 shares were outstanding. For a further description of our common stock, please see “Description of Capital Stock” beginning on page 18 in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are registering the resale of the shares of common stock under this prospectus supplement on behalf of the Selling Stockholder. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock.

The Selling Stockholder may, upon the instructions of the independent investment manager, sell all or a portion of the common stock covered by this prospectus supplement from time to time directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers, the Selling Stockholder will be responsible for discounts or commissions. The shares may, upon the instructions of the independent investment manager, be sold by or for the account of the Selling Stockholder on the New York Stock Exchange or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or otherwise. These sales may be effected in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of the sale;

•	varying prices determined at the time of sale; or

•	prices determined on a negotiated or competitive bid basis.

The Selling Stockholder may, upon the instructions of the independent investment manager, use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the shares in transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, rather than under this prospectus supplement, provided that it meets the criteria and conforms to the requirements of Rule 144.

The Selling Stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling the shares to or through broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such compensation will be in amounts to be negotiated, but in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Conduct Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with IM-2440-1.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the Selling Stockholder;

•	the names of the participating underwriters, broker-dealers or agents;

•	the number of shares being offered;

•	the terms of the offering;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The Selling Stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the Selling Stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

The Selling Stockholder is a trust that is subject to ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of common stock being offered by the Selling Stockholder, other than in a blind transaction over a national securities exchange. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

We will pay all expenses of the registration of the shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, and the reasonable fees and expenses (not to exceed $15,000 without our prior written consent) of legal counsel to the independent investment manager incurred in connection with the registration and sale of the shares; provided, however, that the Selling Stockholder, to the extent permitted by applicable law, will bear the expense of any broker’s commission, agency fee, underwriter’s discount or commission, or transfer taxes, if any. We have agreed to indemnify the Selling Stockholder and the independent investment manager against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Stockholder or the independent investment manager may be required to make because of those liabilities, in accordance with the registration rights agreement. The Selling Stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

LEGAL MATTERS

Kirkland & Ellis LLP, Chicago, Illinois will pass upon the validity of common stock offered by this prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of Visteon Corporation, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2011, incorporated in this prospectus supplement by reference to Visteon Corporation’s Annual Report on Form 10-K dated February 27, 2012, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s filing of a petition for reorganization under Chapter 11 of the Bankruptcy Code, the Company’s subsequent emergence from bankruptcy, and the adoption of fresh-start accounting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the Commission pursuant to the Exchange Act. The Commission maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy and information statements and other information at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You can access electronic copies of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports, free of charge, on our website at http://www.visteon.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the Commission. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information. We incorporate by reference the documents listed below (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 27, 2012; and

•

our Current Report on Form 8-K, as filed with the SEC on January 10, 2012, and our Current Report on Form 8-K/A, as filed with the SEC on February 27, 2012 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules).

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Visteon Corporation

One Village Center Drive

Van Buren Township, Michigan 48111

(734) 710-5800

PROSPECTUS

Visteon Corporation

DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,

WARRANTS, DEPOSITARY SHARES, STOCK PURCHASE UNITS

AND STOCK PURCHASE CONTRACTS

We may from time to time offer, or selling securityholders may from time to time sell, any combination of debt securities, preferred stock, common stock, warrants, depositary shares, stock purchase units and stock purchase contracts described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer or selling securityholders may sell. Each time we offer or selling securityholders sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus and will also describe the specific manner in which we will offer these securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “VC”. On December 19, 2011, the last reported sale price for our common stock on the New York Stock Exchange was $46.66 per share.

See “Risk Factors” on page 5 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2011.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and any selling securityholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Visteon,” “we,” “us” and “our” and similar terms refer to Visteon Corporation and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Visteon Corporation.

i

We emerged from bankruptcy protection and adopted fresh-start accounting on October 1, 2010 (the “Effective Date”). We became a new entity for financial reporting purposes as of the Effective Date. Therefore, the consolidated financial statements for the reporting entity subsequent to the Effective Date (the “Successor”) are not comparable to the consolidated financial statements for the reporting entity prior to the Effective Date (the “Predecessor”). Additional details regarding the adoption of fresh-start accounting are included in our 2010 Annual Report on Form 10-K.

ii

OUR COMPANY

We are a leading global supplier of climate, interiors, electronics and lighting systems, modules and components to global automotive original equipment manufacturers (“OEMs”). We are headquartered in Van Buren Township, Michigan. We have a workforce of approximately 27,000 employees and a network of manufacturing operations, technical centers, customer service centers and joint ventures in every major geographic region of the world. We were incorporated in Delaware on January 5, 2000 as a wholly-owned subsidiary of Ford Motor Company (“Ford”). Subsequently, Ford transferred the assets and liabilities comprising its automotive components and systems business to us. We separated from Ford on June 28, 2000 when all of our common stock was distributed by Ford to its stockholders.

Our Products

We are one of the leading global suppliers of:

•

components, modules and systems that provide automotive heating, ventilation, air conditioning and powertrain cooling, which constituted approximately 49% and 48% of our total product sales, excluding intra-product group eliminations, for the three-month Successor period ended December 31, 2010 and the nine-month Predecessor period ended October 1, 2010, respectively;

•

advanced in-vehicle entertainment, driver information, wireless communication, climate control, and body and security electronics, which constituted approximately 17% of our total product sales, excluding intra-product group eliminations, for both the three-month Successor period ended December 31, 2010 and the nine-month Predecessor period ended October 1, 2010;

•

cockpit modules, instrument panels, door and console modules and interior trim components, which constituted approximately 28% and 29% of our total product sales, excluding intra-product group eliminations, for the three-month Successor period ended December 31, 2010, and the nine-month Predecessor period ended October 1, 2010, respectively; and

•

head lamps, rear lamps, and other lighting components, which constituted approximately 6% of our total product sales, excluding intra-product group eliminations, for both the three-month Successor period ended December 31, 2010 and the nine-month Predecessor period ended October 1, 2010.

Climate Products

Climate Systems. We design and manufacture fully integrated heating, ventilation and air conditioning (“HVAC”) systems. Our proprietary analytical tools and systems integration expertise enables the development of climate-oriented components, sub-systems and vehicle-level systems. Products contained in this area include: evaporators, condensers, heater cores, climate controls, compressors, air handling cases and fluid transport systems.

Powertrain Cooling Systems. We design and manufacture components and modules that provide cooling and thermal management for the vehicle’s engine and transmission, as well as for batteries and power electronics on hybrid and electric vehicles. Our systems expertise and proprietary analytical tools enable development of components and modules to meet a wide array of thermal management needs. Products contained in this area include: radiators, oil coolers, charge air coolers, exhaust gas coolers, battery and power electronics coolers and systems and fluid transport systems.

Electronics Products

Audio / Infotainment Systems. We produce a wide range of audio/infotainment systems and components to provide in-vehicle information and entertainment, including base radio/CD head units, infotainment head units with integrated DVD/navigation, premium audiophile systems and amplifiers, and rear seat family entertainment systems. Examples of our latest audio/infotainment products include digital and satellite radios, HDtm and DABtm broadcast tuners, MACH® Voice Link technology and a range of connectivity solutions for portable devices.

Driver Information Systems. We design and manufacture a wide range of instrument clusters and displays to assist driving, ranging from standard analog-electronic clusters to high resolution, fully-configurable, large-format digital LCD devices for the luxury vehicle segment.

Electronic Climate Controls and Integrated Control Panels. We design and manufacture a complete line of climate control modules with capability to provide full system integration. The array of modules available varies from single zone manual electronic modules to fully automatic multiple zone modules. We also provide integrated control panel assemblies which incorporate audio, climate and other feature controls to allow customers to deliver unique interior styling options and electrical architecture flexibility.

Powertrain and Feature Control Modules. We design and manufacture a wide range of powertrain and feature control modules. Powertrain control modules cover a range of applications from single-cylinder small engine control systems to fully-integrated V8/V10 engine and transmission controllers. Feature control modules typically manage a variety of powertrain and other vehicle functions, including controllers for fuel pumps, 4x4 transfer cases, intake manifold tuning valves, security and voltage regulation systems and various customer convenience features.

Interiors Products

Cockpit Modules. Our cockpit modules incorporate structural, electronic, climate control, mechanical and safety components. We provide customers with a complete array of services including advanced engineering and computer-aided design, styling concepts and modeling and in-sequence delivery of manufactured parts. Our cockpit modules are built around our instrument panels which consist of a substrate and the optional assembly of structure, ducts, registers, passenger airbag system (integrated or conventional), finished panels and the glove box assembly.

Door Panels and Trims. We provide a wide range of door panels / modules as well as a variety of interior trim products.

Console Modules. Our consoles deliver flexible and versatile storage options to the consumer. The modules are interchangeable units and offer consumers a wide range of storage options that can be tailored to their individual needs.

Lighting Products

Head Lamps. We design and manufacture a wide variety of headlamps (projector, reflector or advanced front lighting systems), utilizing light-generating sources including light emitting diode (“LED”), high intensity discharge (“HID”) and halogen-based systems. To enhance driver visibility and safety, we have developed advanced front lighting systems (“AFS”) that include features that change the beam pattern based on steering wheel angles and other vehicle conditions. Second generation AFS systems utilize GPS and on-board cameras that allow drivers to automatically use high beams without effecting oncoming traffic.

Rear Lamps. We design and manufacture rear combination lamps utilizing both incandescent and LED light sources. LED’s provide customers with an innovative style and appearance with reduced power consumption and enhanced life over conventional incandescent sources.

Other Lamps. We design and manufacture multiple variations of center high-mounted stop lamps, fog lamps and side lights utilizing light emitting diodes and halogen based systems.

Electronic Control Modules. We design and manufacture a variety of electronic control modules specifically for lighting applications. These modules include controls for AFS, automatic headlamp leveling, LED arrays and LED driver modules. Electronics have become an increasingly important element of lighting systems that allow for the integration of visibility, safety functionality and styling with the electronic architecture of the vehicles.

Customers

We sell products primarily to global vehicle manufacturers including Bayerische Motoren Werke AG, Chrysler Group LLC, Daimler AG, Ford, General Motors Company, Honda Motor Co., Ltd., Hyundai Motor Company, Kia Motors, Mazda Motor Corporation, Mitsubishi Motors, Nissan Motor Company, Ltd., PSA Peugeot Citroën, Renault S.A., Toyota Motor Corporation and Volkswagen, as well as emerging new vehicle manufacturers in Asia. To a lesser degree, we also sell products for use as aftermarket and service parts to automotive OEMs and others for resale through independent distribution networks. Our largest customers are Hyundai Kia Automotive Group and Ford, accounting for 29% and 25%, respectively, of 2010 net product sales.

Our History

Effective October 1, 2005, the Company transferred 23 of its North American facilities and certain other related assets and liabilities to Automotive Components Holdings, LLC (“ACH”), an indirect, wholly-owned subsidiary of Ford (the “ACH Transactions”). The transferred facilities included all of the Company’s plants that leased hourly workers covered by Ford’s Master Agreement with the United Auto Workers Union (“UAW”), and accounted for approximately $6.1 billion of the Company’s total product sales for 2005, the majority being products sold to Ford.

In January 2006, the Company announced a multi-year improvement plan that involved the restructuring of certain underperforming and non-strategic plants and businesses to improve operating and financial performance and to reduce costs. The multi-year improvement plan, which was initially expected to affect up to 23 facilities, was completed during 2008 and addressed a total of 30 facilities and businesses, including 7 divestitures and 14 closures. These activities resulted in sales declines of $1 billion during the year ended December 31, 2008.

During the latter part of 2008 and through 2009, weakened economic conditions, largely attributable to the global credit crisis, and erosion of consumer confidence, negatively impacted the automotive sector.

Our Reorganization

On May 28, 2009, we filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), to reorganize under chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”). The Chapter 11 cases were jointly administered under the caption Visteon Corporation, et al., Case No. 09-11786. We continued to operate our businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code.

On August 31, 2010, we filed a Fifth Amended Joint Plan of Reorganization (the “Plan of Reorganization”) with the Bankruptcy Court. The Plan of Reorganization was confirmed by the Bankruptcy Court on August 31, 2010 (the “Confirmation Order”), and became effective on October 1, 2010 (the “Effective Date”), the date on which we emerged from protection under Chapter 11 of the Bankruptcy Code. Additional details regarding the status of our Chapter 11 Proceedings are included in our 2010 Annual Report on Form 10-K, incorporated herein by reference.

Our Industry

In general, the automotive industry is cyclical, highly competitive, capital intensive, and sensitive to changes in overall economic conditions. During 2010, the global automotive industry began to recover from the unprecedented downturn of 2009, as evidenced by double digit production volume increases for most global

OEMs. However, while industry production volumes increased from the trough of 2009 levels, current volumes remain lower than peak levels of the recent past, driven largely by the U.S. market. Significant developments and trends affecting the global automotive industry are summarized below.

•

Globalization — The automotive sector is rapidly globalizing. To lower costs, OEMs are expected to continue to shift their production facilities from high-cost regions such as North America and Western Europe to lower-cost regions such as Brazil, Russia, India and China. The continued globalization of the automotive industry is pushing OEMs and suppliers to move to a more collaborative “design-to-cost” approach, where innovative solutions are applied to technology available in current products resulting in a much simpler variant with a lower cost, while ensuring safety and performance.

•

Regulatory environment — Governments in all major countries have a significant influence on the automotive sector through various environmental, energy, economic, labor and consumer safety policies and regulations. Such policies and regulations can impact vehicle design, as well as production and assembly processes. Recent policy-making and regulatory efforts have resulted in more stringent automobile emissions standards in North America and Western Europe, and increasingly in emerging markets, requiring smaller and lighter vehicles and steering innovation efforts toward cleaner energy sources.

•

Fuel efficiency and green initiatives — In the wake of the increased cost of petroleum-based fuel, global regulatory momentum to reduce emissions, and consumer demand for more environmentally friendly products, OEMs have turned to alternative fuel combustion engines, electric vehicles and other environmentally conscious technologies. Additionally, OEMs are designing their vehicles with more renewable materials and are reducing the level of volatile organic compounds in their vehicles.

•

Vehicle safety, comfort and convenience — OEMs are incorporating more safety oriented technologies into their vehicles such as air bags, anti-lock brakes, traction control, adaptive and driver visibility enhancing lighting and driver awareness capabilities. Digital and portable technologies have dramatically influenced the lifestyle of today’s consumers who expect products that enable such a lifestyle. This requires increased electronic and technical content such as in-vehicle communication, navigation and entertainment capabilities.

•

Customer price pressures and raw material cost inflation — The highly competitive nature of the automotive industry drives a focus on cost and price throughout the entire automotive supply chain. Virtually all OEMs have aggressive price reduction initiatives each year with their suppliers. Further, suppliers are continually challenged by the volatile nature of critical manufacturing inputs, specifically, commodity-driven raw material and energy costs.

Corporate Information

Our principal executive offices are located at One Village Center Drive, Van Buren Township, Michigan 48111. Our telephone number is (800) 847-8366 and we have a website accessible at www.visteon.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus that are not statements of historical fact constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements give current expectations or forecasts of future events. Words such as “anticipate”, “expect”, “intend”, “plan”, “believe”, “seek”, “estimate” and other words and terms of similar meaning in connection with discussions of future operating or financial performance signify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and estimates, which are subject to risks and uncertainties including those discussed under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference. Accordingly, undue reliance should not be placed on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report. We do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made and qualifies all of its forward-looking statements by these cautionary statements.

You should understand that various factors, in addition to those discussed elsewhere in this prospectus, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements, including:

•

our ability to satisfy our future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with covenants applicable to us; and the continuation of acceptable supplier payment terms;

•

our ability to satisfy our pension and other postretirement employee benefit obligations, and to retire outstanding debt and satisfy other contractual commitments, all at the levels and times planned by management;

•	our ability to access funds generated by our foreign subsidiaries and joint ventures on a timely and cost effective basis;

•	changes in the operations (including products, product planning and part sourcing), financial condition, results of operations or market share of our customers;

•	changes in vehicle production volume of our customers in the markets where we operate, and in particular changes in Ford’s and Hyundai Kia’s vehicle production volumes and platform mix;

•	increases in commodity costs or disruptions in the supply of commodities, including steel, resins, aluminum, copper, fuel and natural gas;

•

our ability to generate cost savings to offset or exceed agreed upon price reductions or price reductions to win additional business and, in general, improve our operating performance; to achieve the benefits of our restructuring actions; and to recover engineering and tooling costs and capital investments;

•

our ability to compete favorably with automotive parts suppliers with lower cost structures and greater ability to rationalize operations; and to exit non-performing businesses on satisfactory terms, particularly due to limited flexibility under existing labor agreements;

•

restrictions in labor contracts with unions that restrict our ability to close plants, divest unprofitable, noncompetitive businesses, change local work rules and practices at a number of facilities and implement cost-saving measures;

•

the costs and timing of facility closures or dispositions, business or product realignments, or similar restructuring actions, including potential asset impairment or other charges related to the implementation of these actions or other adverse industry conditions and contingent liabilities;

•	significant changes in the competitive environment in the major markets where we procure materials, components or supplies or where our products are manufactured, distributed or sold;

•

legal and administrative proceedings, investigations and claims, including shareholder class actions, inquiries by regulatory agencies, product liability, warranty, employee-related, environmental and safety claims and any recalls of products manufactured or sold by us;

•

changes in economic conditions, currency exchange rates, changes in foreign laws, regulations or trade policies or political stability in foreign countries where we procure materials, components or supplies or where our products are manufactured, distributed or sold;

•

shortages of materials or interruptions in transportation systems, labor strikes, work stoppages or other interruptions to or difficulties in the employment of labor in the major markets where we purchase materials, components or supplies to manufacture our products or where our products are manufactured, distributed or sold;

•

changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets;

•	possible terrorist attacks or acts of war, which could exacerbate other risks such as slowed vehicle production, interruptions in the transportation system or fuel prices and supply;

•	the cyclical and seasonal nature of the automotive industry;

•

our ability to comply with environmental, safety and other regulations applicable to us and any increase in the requirements, responsibilities and associated expenses and expenditures of these regulations;

•

our ability to protect our intellectual property rights, and to respond to changes in technology and technological risks and to claims by others that Visteon infringes their intellectual property rights;

•	our ability to quickly and adequately remediate control deficiencies in our internal control over financial reporting; and

•	other factors, risks and uncertainties detailed from time to time in our SEC filings.

INDUSTRY AND MARKET DATA

Certain market and industry data included or incorporated by reference in this prospectus has been obtained from third party sources. We did not commission any publications or reports. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and the third party sources referred to above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or exchangeable. Our debt securities and any related guarantees will be issued under an indenture entered into between us and The Bank of New York Mellon Trust Company, N.A. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries that do not guarantee our payment obligations under such indebtedness.

We have summarized certain general features of the debt securities from the indenture. The indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether the debt securities rank as senior subordinated debt or subordinated debt or any combination thereof, and the terms of any such subordination;

•	whether securities issued by us will be entitled to the benefits of any guarantees and the form and terms of any guarantee;

•	the terms and conditions, if any, upon which the series of debt securities shall be converted into or exchanged for other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	maturity date(s);

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any currency exchange rate, commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue or the method for determining dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the manner in which the amounts of payment of principal of, and any premium or interest on, the series of debt securities will be determined (if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index);

•	the place or places where principal of, and any premium or interest on, the debt securities will be payable and the method of such payment, if by wire transfer, mail or other means;

•	provisions related to redemption or early repayment of the debt securities of our option;

•

our obligation, if any, to redeem or purchase any series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	authorized denominations;

•

the form of the debt securities and whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any changes in the trustee for such debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which the purchase price for, the principal of, and any premium or interest on, such securities will be payable;

•

if payments of principal of, and any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	additions to or changes in the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.

Transfer and Exchange

Unless otherwise stated in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We anticipate that the depositary will follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and any premium or interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and any premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Change of Control

Unless otherwise stated in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise stated in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Visteon) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable at maturity, upon redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide to the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days; and

•

the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, and any premium or interest on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable. Any guarantees will be joint and several obligations of the guarantors.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation, our second amended and restated bylaws and the provisions of applicable law. Copies of our second amended and restated certificate of incorporation and our second amended and restated bylaws are filed as exhibits to the Registration Statement on Form 8-A filed with the SEC on September 30, 2010 and are incorporated herein by reference.

Authorized Capital Stock upon Emergence

Visteon has the authority to issue a total of 300,000,000 shares of capital stock, consisting of:

•	250,000,000 shares of common stock, par value $0.01 per share; and

•	50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

Dividend Rights. Subject to limitations under Delaware law, preferences that may apply to any outstanding shares of preferred stock, and contractual restrictions, holders of our common stock are entitled to receive ratably dividends or other distributions when and if declared by the board of directors. In addition to such restrictions, whether any future dividends are paid will depend on decisions that will be made by the board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. The ability of the board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the Delaware General Corporation Law (“DGCL”) to pay dividends.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of Visteon, the holders of our common stock will be entitled to share in the net assets of Visteon available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.

Preemptive Rights. Pursuant to our second amended and restated certificate of incorporation, the holders of our common stock have no preemptive rights.

Conversion Rights. Shares of our common stock are not convertible.

Voting Rights. Subject to the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of our common stock will not have cumulative voting rights.

Warrants to Purchase Common Stock

Pursuant to the Plan of Reorganization, we issued warrants to purchase 2,355,000 shares of our common stock to holders of our 12.25% senior notes issued (the “Ten Year Warrants”). The Ten Year Warrants have an exercise price of $9.66 per share of common stock. Each of the Ten Year Warrants expires ten years after the date of issuance. The warrants provide for a cashless exercise by the warrant holder. The warrant exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment upon certain events including: stock subdivisions, combinations, splits, stock dividends, capital reorganizations, or capital reclassifications of common stock and in connection with certain distributions of cash, assets or securities. The Ten Year Warrants are not redeemable.

Pursuant to the Plan of Reorganization, we issued 1,552,774 warrants to purchase shares of our common stock to holders of shares of our previously outstanding common stock, which were cancelled pursuant to the Plan of Reorganization (the “Five Year Warrants”). The Five Year Warrants have an exercise price of $58.80 per share. Each of the Five Year Warrants expires five years after the date of issuance. The Five Year Warrants provide for a cashless exercise by the warrant holder. The warrant exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment upon certain events including: stock subdivisions, combinations, splits, stock dividends, capital reorganizations, or capital reclassifications of common stock and in connection with certain distributions of cash, assets or securities. The Five Year Warrants are not redeemable.

Preferred Stock

Under the terms of our second amended and restated certificate of incorporation, the board of directors is authorized to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. If the board of directors decides to issue shares of preferred stock to persons supportive of current management, this could render it more difficult or discourage an attempt to obtain control of Visteon by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares of preferred stock also could be used to dilute the stock ownership of persons seeking to obtain control of Visteon. To the extent required by 11 U.S.C. §1123(a)(6), Visteon is prohibited from issuing shares of nonvoting equity securities (within the meaning of such statute).

Certain Anti-Takeover Effects of our Certificate of Incorporation, our Bylaws and Delaware Law

Provisions of Delaware Law. Visteon is a Delaware corporation subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote of holders of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of the voting stock of the corporation.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring Visteon to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Board of Directors. Our second amended and restated certificate of incorporation and our second amended and restated bylaws provide that the number of directors shall be fixed by the board of directors from time to time. The board of directors shall initially consist of the nine members identified in the Plan of Reorganization and shall always consist of not less than 3 nor more than 15 members. Under our second amended and restated bylaws, at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect a director. Under our second amended and restated certificate of incorporation and our second amended and restated bylaws, a vote of a majority of all then outstanding capital stock entitled to vote at an election of directors is required to remove a director with or without cause and fill the resulting vacancy, except that any director elected separately by the holders of any class or series of stock shall be subject to removal with or without cause at any time by such stockholders, who will fill the resulting vacancy. Vacancies resulting from newly created directorships by reason of an increase in the size of the board of directors shall be filled by a majority vote of the board of directors, provided a quorum is present. Further, vacancies resulting from reasons other than removal or an increase in the size of the board of directors shall be filled by a majority vote of the board of directors, even if less than a quorum. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

Advance Notice Procedures. Our second amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at a meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our second amended and restated bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our second amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Action by Written Consent; Special Meetings of Stockholders. Our second amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our second amended and restated certificate of incorporation and our second amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer, pursuant to a resolution adopted by a majority of our board of directors or by our secretary following receipt of one or more demands to call a special meeting of the stockholders, in accordance with the provisions of our second amended and restated bylaws, from stockholders who hold, in the aggregate, at least twenty percent of the voting power of all shares entitled generally to on the election of directors (without reference to any terms of any preferred stock).

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of any applicable stock exchange or similar rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Directors’ and Officers’ Liability. Our second amended and restated certificate of incorporation contains a provision eliminating the personal liability of our directors to Visteon or any of its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by applicable law. Our second amended and restated certificate of incorporation and our second amended and restated bylaws also contain provisions generally providing for indemnification and prepayment of expenses to our directors and officers to the fullest extent permitted by applicable law.

Amendment of Certificate of Incorporation and Bylaws. Our second amended and restated certificate of incorporation expressly authorizes the board of directors to adopt, amend, alter or repeal most provisions of our second amended and restated bylaws by a majority vote. The stockholders may also adopt, amend, alter or repeal our second amended and restated bylaws. Stockholder approval is also required to amend, alter, change or repeal any provision of our second amended and restated certificate of incorporation or our second amended and restated bylaws inconsistent with any provision in our second amended and restated certificate of incorporation or our second amended and restated bylaws that requires a particular vote of stockholders in order to take the action specified in such provision.

Tax Benefit Preservation. Our second amended and restated certificate of incorporation provides, subject to certain exceptions therein, that any attempted transfer of Visteon’s securities prior to the earliest of:

•	December 31, 2019;

•

the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to Visteon;

•

the beginning of a taxable year of Visteon in which no net operating loss carryovers, capital loss carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers or any loss or deduction attributable to a net realized “built-in loss” within the meaning of Section 382 of Visteon or any of its direct or indirect subsidiaries (“Tax Benefits”) are available; and

•

the date on which the limitation amount imposed by Section 382 in the event of an ownership change of Visteon would not be materially less than the net operating loss carry forward or net unrealized built-in loss of Visteon (the earliest of such dates being the “Restriction Release Date”); or

any attempted transfer of Visteon’s securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such stock to the purported transferee:

•

if the transferor is a person or group of persons that is identified as a “5-percent shareholder” of Visteon pursuant to Treasury Regulation §1.382-2T(g) other than a “direct public group” as defined in such regulation (a “Five-Percent Stockholder”), or

•

to the extent that, as a result of such transfer, either any person or group of persons shall become a Five-Percent Stockholder or the percentage stock ownership interest in Visteon of any Five-Percent Stockholder shall be increased.

These restrictions could prohibit or delay the accomplishment of an ownership change with respect to Visteon by (i) discouraging any person or group from being a Five-Percent Stockholder and (ii) discouraging any existing Five-Percent Stockholder from acquiring more than a minimal number of additional shares of Visteon’s stock.

Business Opportunities. In recognition that our investors and their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries may serve as our directors and/or officers and that our investors may engage in similar activities or lines of business that we do, our second amended and restated certificate of incorporation provides for the allocation of certain business opportunities between us and our investors.

Specifically, none of our investors or any officer, director, agent, stockholder, member, partner or affiliate of an investor has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any investor acquires knowledge of a potential transaction or matter which may be a business opportunity for itself and us, we will not have any expectancy in such business opportunity, and the investor will not have any duty to communicate or offer such business opportunity to us and may pursue or acquire such business opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of us who is also an officer, director, agent, stockholder, member, partner or affiliate of any investor acquires knowledge of a potential transaction or matter which may be a business opportunity for us and an investor, we will not have any expectancy in such business opportunity unless such business opportunity is expressly offered to such person solely in his or her capacity as a director or officer of us.

No such person shall be liable to Visteon or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to Visteon or its subsidiaries.

These provisions of our certificate of incorporation are permitted by Section 122 of the DGCL, and, accordingly, we and all of our stockholders will be subject to them.

Transactions with Interested Directors or Officers. In recognition that we may engage in material business transactions with one or more of our directors or officers, an entity in which one or more of our directors or officers are its directors or officers or have a financial interest, our second amended and restated bylaws provide that such a contract or transaction will not be void or voidable solely because a director or officer is interested, or solely because the director or officer is present at or participates in the meeting which authorizes the contract or transaction, or solely because such person’s votes are counted for such purpose if:

•

the material facts as to such person’s or persons’ relations or interest as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the number of disinterested directors may be less than a quorum; or

•

the material facts as to such person’s or person’s relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

•	the contract or transaction is fair as to us as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Listing of Our Common Stock

Currently, our common stock is listed on the New York Stock Exchange under the trading symbol “VC”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of (as described in an applicable prospectus supplement) shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the heading “Description of Capital Stock.”

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement or a current report on Form 8-K incorporated by reference herein.

DESCRIPTION OF STOCK PURCHASE UNITS

AND STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships between us and the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the resale of the securities.

LEGAL MATTERS

Kirkland & Ellis LLP, Chicago, Illinois will issue opinions about certain legal matters with respect to the securities. Certain matters of Michigan law will be passed on by the General Counsel for Visteon Corporation. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of Visteon Corporation (“Successor”) at December 31, 2010 and for the three-months then ended, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2010, incorporated in this prospectus by reference to Visteon Corporation’s Current Report on Form 8-K dated November 10, 2011, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s filing of a petition for reorganization under Chapter 11 of the Bankruptcy Code, the Company’s subsequent emergence from bankruptcy, and the adoption of fresh-start accounting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and financial statement schedule of Visteon Corporation (“Predecessor”) at December 31, 2009 and for the nine-months ended October 1, 2010 and for each of the two years in the period ended December 31, 2009, incorporated in this prospectus by reference to Visteon Corporation’s Current Report on Form 8-K dated November 10, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s filing of a petition for reorganization under Chapter 11 of the Bankruptcy Code, the Company’s subsequent emergence from bankruptcy, and the adoption of fresh-start accounting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the Commission pursuant to the Exchange Act. The Commission maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy and information statements and other information at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You can access electronic copies of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports, free of charge, on our website at http://www.visteon.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the Commission. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information. We incorporate by reference the documents listed below (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 9, 2011;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC on May 5, 2011, August 4, 2011 and November 3, 2011, respectively; and

•

our Current Reports on Form 8-K, as filed with the SEC on the following dates: April 7, 2011, May 12, 2011, June 13, 2011, June 23, 2011, August 1, 2011, August 4, 2011, October 4, 2011, October 17, 2011, November 10, 2011 and December 12, 2011 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules).

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Visteon Corporation

One Village Center Drive

Van Buren Township, Michigan 48111

(734) 710-5800

Visteon Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted.